EXHIBIT 24

Power of Attorney

Each of the undersigned Directors and/or Executive Officers of Scott’s Liquid Gold-Inc. (the “Company”) hereby authorize Mark E. Goldstein, Jeffrey R. Hinkle, and Barry J. Levine as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned, and file with the Securities and Exchange Commission the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated there under.

Signature	Title	Date

/s/ Mark E. Goldstein Mark E. Goldstein	Director, Chairman of the Board, Chief Executive Officer and President	March 21, 2012

/s/ Jeffrey R. Hinkle Jeffrey R. Hinkle	Director, Executive Vice President of Corporate Development and Corporate Secretary	March 21, 2012

/s/ Barry J. Levine Berry J. Levine	Treasurer, Chief Financial Officer and Chief Operations Officer	March 21, 2012

/s/ Dennis P. Passantino Dennis P. Passantino	Vice President of Operations	March 22, 2012

/s/ Dennis H. Field Dennis H. Field	Director	March 21, 2012

/s/ Jeffry B. Johnson Jeffry B. Johnson	Director	March 21, 2012

/s/ Gerald J. Laber Gerald J. Laber	Director	March 22, 2012

/s/ Philip A. Neri Philip A. Neri	Director	March 22, 2012